Exhibit (a)(1)(C)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

To Tender Common Shares of

illumin Holdings Inc.

Pursuant to the Offer to Purchase Dated July 27, 2023

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON AUGUST 30, 2023 UNLESS THE OFFER IS WITHDRAWN EXTENDED OR VARIED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME” AND THE “EXPIRATION DATE”, RESPECTIVELY).

As set forth in the Offer to Purchase dated July 27, 2023 (the “Offer to Purchase”) and the accompanying issuer bid circular (the “Circular”) of illumin Holdings Inc. (“illumin” or the “Corporation”), this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) hereto must be used to tender common shares (the “Shares”) of the Corporation pursuant to the Corporation’s offer to purchase up to $40,000,000 in value of Shares at a Purchase Price of not less than $2.53 and not more than $2.65 per Share if a Shareholder wishes to tender Shares pursuant to the Offer (as defined below) and that the certificates for these Shares are not immediately available, or the book-entry transfer procedures cannot be completed, prior to the Expiration Date, or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach TSX Trust Company, as depositary (the “Depositary”), by the Expiration Date. This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission or email to the office of the Depositary set forth below.

TO:	illumin Holdings Inc.

AND TO:	TSX Trust Company, as Depositary

By Mail: TSX Trust Company 301 – 100 Adelaide St W Toronto, Ontario M5H 4H1 Attention: Corporate Actions	By Hand, Courier or Registered Mail: TSX Trust Company 301 – 100 Adelaide St W Toronto, Ontario M5H 4H1 Email: tsxtis@tmx.com

TSX TRUST COMPANY

Telephone: 416-342-1091

Toll Free: 1-866-600-5869

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OR EMAIL OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer), such signature must appear on the applicable space on the Letter of Transmittal.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer that accompanies this Notice of Guaranteed Delivery.

The undersigned hereby tenders to the Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Circular, the related letter of transmittal (the “Letter of Transmittal”) and this Notice of Guaranteed Delivery (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under “Procedure for Tendering Shares”. The undersigned agrees that the tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

The undersigned understands and acknowledges that payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificate(s) for such Shares, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), relating to such Shares, with the signatures guaranteed if required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Eastern time) on or before the second trading day on the Toronto Stock Exchange (the “TSX”) and The Nasdaq Stock Market (“Nasdaq”) after the Expiration Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Corporation or the Depositary to persons tendering Shares regardless of any delay in making payment for any Shares or otherwise, including any delay in making payment to any person using the guaranteed delivery procedures, and that payment for Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Shares delivered to the Depositary on or prior to the Expiration Date, even if the Shares to be delivered pursuant to the guaranteed delivery procedures set forth under “Procedure for Tendering Shares”, of the Offer to Purchase, are not so delivered to the Depositary at such date and, therefore, payment by the Depositary on account of such Shares is not made until after the date the payment for the tendered Shares accepted for payment pursuant to the Offer is to be made by the Corporation.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

NAME(S) OF REGISTERED OWNER(S) (Please Fill in Exactly as Name(s) Appear(s) on Share Certificate(s) or DRS Statement(s))

CONTACT INFORMATION OF REGISTERED OWNER(S)

Signature(s) of Registered Owner(s)
Address(es)
Email Address
Postal Code or Zip Code
Date
Daytime Telephone Number

Certificate Number(s) or whether held by DRS	Name of Shareholder (please print)	Number of Shares Represented by Certificate(s) or held by DRS

TOTAL

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal and certificates for Shares or (ii) in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule 1 chartered bank, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), and any other required documents, on or before 5:00 p.m., Eastern time, on or before the second trading day on the TSX and Nasdaq after the Expiration Date. As used herein, a “Trading Day” means a day on which trading occurs on the TSX and Nasdaq.

Name of Firm	Authorized Signature
Address of Firm:	Name
		(please type or print)
	Title:
Postal Code or Zip Code	Dated:	,2023
Area Code and Tel. No

BOX A TYPE OF TENDER
Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been deposited pursuant to the Purchase Price Tender. Shares are being deposited hereby pursuant to:
☐	An Auction Tender (Please complete Box B)	☐	A Purchase Price Tender (Please complete Box C)

BOX B AUCTION TENDER PRICE (IN CANADIAN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING DEPOSITED

This box MUST be completed if Shares are being deposited pursuant to an Auction Tender. Check the appropriate box to indicate the Auction Tender price.

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been deposited pursuant to the Purchase Price Tender.

If portions of shareholdings are being deposited at different prices, use a separate Letter of Transmittal for each price specified. See Instruction 5 of the Letter of Transmittal.

☐	$2.53	☐	$2.54	☐	$2.55	☐	$2.56	☐	$2.57	☐	$2.58	☐	$2.59
☐	$2.60	☐	$2.61	☐	$2.62	☐	$2.63	☐	$2.64	☐	$2.65

BOX C PURCHASE PRICE TENDER
This box MUST be completed if Shares are being deposited pursuant to a Purchase Price Tender. The undersigned either (check one):
☐	is depositing Shares beneficially owned by the undersigned; or
☐	is a broker, dealer, commercial bank, trust company or other nominee that is depositing, for the beneficial owners thereof, Shares with respect to which it is the owner of record (list attached).

BOX D ODD LOTS (See Instruction 6 of the Letter of Transmittal)
To be completed ONLY if Shares are being deposited by or on behalf of persons beneficially owning an aggregate of fewer than 100 Shares on the Expiration Date. The undersigned either (check one):
☐	will be the beneficial owner of an aggregate of fewer than 100 Shares on the Expiration Date, all of which are deposited; or
☐	is a broker, dealer, commercial bank, trust company or other nominee that: (a) is depositing, for the beneficial owners thereof, Shares with respect to which it is the record owner; and (b) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares on the Expiration Date and is depositing all such Shares.